Exhibit 10.18.1

ESA Management, LLC

11525 N. Community House Road

Suite 100

Charlotte, NC 28277

October 11, 2013

ACKNOWLEDGMENT OF ASSUMPTION

ESA Management, LLC (“ESA”) hereby acknowledges and agrees that effective upon the consummation of the transactions (the “Closing”) contemplated by that certain Asset Purchase Agreement dated as of October 9, 2013 by and between ESA and HVM L.L.C. (“HVM”), ESA shall assume that certain employment agreement by and between Jonathan Halkyard and HVM entered into on September 1, 2013 (the “Employment Agreement”) in accordance with the terms of Section 2.1 of the Asset Purchase Agreement and Section 10 of the Employment Agreement.

In addition, ESA and Jonathan Halkyard hereby agree and acknowledge the following clarifications and amendments to the Employment Agreement in light of the assumption to be effective as of the Closing:

1.	All references to “HVM L.L.C.” or the “Company” shall be deemed references to “ESA Management, LLC”.

2.	All references to the “Manager Representatives” shall be deemed references to the “Board of Directors of Extended Stay America, Inc.”

IN WITNESS WHEREOF, the parties have executed this Acknowledgement as of the date set forth above.

ESA MANAGEMENT, LLC

By:	/s/ Christopher Daniello
Name:	Christopher Daniello
Title:	Vice President and Secretary

JONATHAN HALKYARD

By:	/s/ Jonathan Halkyard